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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2002 relating to the financial statements and financial statement schedule of Conductus, Inc., which appears in the Registration Statement on Form S-4 (No. 333-100908) of Superconductor Technologies Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 15, 2004